Exhibit 99.1

March 31, 2010	FOR IMMEDIATE RELEASE
Zareba Systems, Inc. Announces Shareholder Approval of
Merger Agreement with Woodstream Corporation
Minneapolis — Zareba Systems, Inc. (NASDAQ:ZRBA) today announced that its shareholders voted to approve the previously-announced merger agreement, dated as of January 11, 2010, pursuant to which a newly-formed subsidiary of Woodstream Corporation will merge with and into Zareba, with Zareba becoming a wholly-owned subsidiary of Woodstream. The votes in favor of approval and adoption of the merger agreement and the merger represented more than 99% of the shares voted at today’s special meeting and approximately 83% of the outstanding shares of Zareba’s common stock as of February 17, 2010, the record date for the meeting.
Under the terms of the merger agreement, Zareba shareholders will receive $9.00 in cash for each outstanding share of Zareba common stock. This price represents a premium of approximately 100% over the closing price of Zareba stock on January 11, 2010, the last trading day prior to the execution and announcement of the merger agreement. The merger is expected to close on April 1, 2010.
About Zareba Systems, Inc.
Zareba Systems, Inc., a Minnesota corporation since 1960, is the world’s leading manufacturer of electronic perimeter fence and security systems for animal and access control. The Company’s corporate headquarters is located in Minneapolis, with manufacturing facilities in Ellendale, Minn. Its Zareba Systems Europe subsidiary owns Rutland Electric Fencing Co., the largest manufacturer of electric fencing products in the United Kingdom. The corporate web site is located at www.ZarebaSystemsInc.com.
About Woodstream Corporation
Woodstream Corporation, a Pennsylvania corporation since 1902, is a designer, manufacturer and marketer of a broad range of branded consumer products with facilities in Canada, Colorado, Missouri, Pennsylvania, Tennessee and China. The Company’s product portfolio includes wild bird feeders, organic pest controls, rodent and wild animal control equipment, lawn & garden décor products and animal training and containment products marketed under a variety of brands including Victor®, Fi-Shock®, Safer Brand®, Perky Pet®, Mosquito Magnet® and Havahart®. Woodstream’s products are sold at more than 100,000 retail locations throughout the United States and internationally. The corporate web site is located at www.woodstreamcorp.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release include statements concerning the closing of the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed and the failure of either party to meet the closing conditions set forth in the merger agreement. All forward-looking statements included in this press release are based on information available to Zareba on the date hereof. Zareba undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to update reasons why actual results could differ from those anticipated in such forward-looking statements.
Contact:
Jeff Mathiesen
763-551-1125